                                                                    EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

         The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1998

Weighted Average Shares Outstanding:

      TOTAL              # DAYS
      SHARES              OUTSTANDING
         1,856,445   x              29    =          53,836,893
         1,858,119   x               6    =          11,148,717
         1,858,834   x              57    =         105,953,522
                               -------              -----------
                                    92    =         170,939,131
                               =======              ===========

                                                    170,939,131  / 92     =       1,858,034
                                                                                  =========
Loss Per Share:

Net Loss plus dividend accrual
plus accretion of offering costs                   $(2,504,731)  =                  $(1.35)
--------------------------------                   -------------                    ======
   Weighted Avg. Shares                               1,858,034

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1999

Weighted Average Shares Outstanding:

      TOTAL              # DAYS
      SHARES              OUTSTANDING
         6,569,557   x              92    =         604,399,244
                               -------              -----------
                                    92              604,399,244
                               =======              ===========

                                                    604,399,244  /92      =       6,569,557
                                                                                  =========

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs                   $(1,650,295)          =         $(0.25)
--------------------------------                   -------------                    ======
   Weighted Avg. Shares                               6,569,557

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

Weighted Average Shares Outstanding:

      TOTAL              # DAYS
      SHARES              OUTSTANDING

         1,750,205   x             119    =            208,274,378
         1,754,513   x               1    =              1,754,513
         1,852,873   x              40    =             74,114,926
         1,856,445   x              50    =             92,822,229
         1,858,119   x               6    =             11,148,717
         1,858,834   x              57    =            105,953,522
                               -------               -------------
                                   273                 494,068,284
                               =======               =============

                                                       494,068,284  /273      =           1,809,774
                                                                                          =========
Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs                      $(9,136,511)           =              $(5.05)
---------------------------------                      -----------                           ======
   Weighted Avg. Shares                                  1,809,774

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

Weighted Average Shares Outstanding:

      TOTAL              # DAYS
      SHARES              OUTSTANDING
         2,179,124   x              19    =          41,403,356
         2,179,713   x              30    =          65,391,390
         2,180,358   x              74    =         161,346,492
         2,182,328   x               3    =           6,546,984
         2,315,330   x              13    =          30,099,290
         2,328,334   x               7    =          16,298,338
         2,354,737   x              15    =          35,321,055
         6,150,068   x              11    =          67,650,748
         6,569,557   x             101    =         663,525,257
                               -------            -------------
                                   273            1,087,582,910
                               =======            =============

                                                  1,087,582,910  /273     =         3,983,820
                                                                                    =========
Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs                   $(5,922,616)          =            $(1.49)
---------------------------------                   -----------                        ======
   Weighted Avg. Shares                               3,983,820